UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

DELMAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 720-999 West Broadway Vancouver, British Columbia, Canada	V5Z 1K5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 629-5989

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2019, DelMar Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Correction with the Secretary of State of the State of Nevada to correct the inadvertent omission of express language in the Company’s original articles of incorporation specifically delegating authority to its board of directors, pursuant to the Nevada Revised Statutes, to designate and issue one or more series of preferred stock with all rights and privileges as determined by the board of directors by filing one or more Certificates of Designation with the Secretary of State of the State of Nevada. The Company’s board of directors approved the filing of the Certificate of Correction on April 15, 2019. The corrections made by the Certificate of Correction are retroactively effective as of the original filing date of the Company’s articles of incorporation on June 24, 2009.

The foregoing description of the Certificate of Correction is a summary only and is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	DESCRIPTION
3.1	Certificate of Correction to the Company’s articles of incorporation, filed with the Secretary of State of the State of Nevada on April 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.
Date: April 17, 2019	By:	/s/ Scott Praill
Name: Scott Praill
Title: Chief Financial Officer